Exhibit 10.11

AN AGREEMENT made this 7th day of August 2023 BETWEEN the parties more particularly described and set out in the First Schedule hereto. WHEREBY IT IS AGREED as follows :-

l. The Landlord shall let and the Tenant shall take ALL THAT the premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as “the said premises”) Together with the use in common with the Landlord and all others having the like right of the entrances staircases and passages in the building of which the said premises form part more particularly described in the Second Schedule hereto (hereinafter referred to as “the said building”) in so far as the same is necessary for the proper use and enjoyment of the said premises for the term and at the rent more particularly described and set out in the Third Schedule hereto.

2. The Tenant to the intent that the obligations hereunder shall continue throughout the said term of tenancy hereby agrees with the Landlord as follows:-

(a)	To pay the said rent on the days and in manner herein before provided for payment thereof without any deduction and/or set off whatsoever.

(b)	To keep all the interior of the said premises including the flaming and interior plaster or other finishes or rendering to walls floors and ceilings and the Landlord’s fixtures and fittings therein and all doors windows electrical installations wiring pipes and appliances therein, air-conditioning plant and ducting in good clean tenantable repair and condition (fair wear and tear excepted) and properly preserved and painted and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition.

(c)	To be wholly responsible for and to indemnify the Landlord against all actions proceedings claims and demands made upon the Landlord in respect of any loss damage or injury caused to any persons whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the said premises or any fittings or fixtures for the repair of which the Tenant is responsible hereunder or through or in any way owing to the • spread of fire or smoke or the overflow of water from the said premises or any part thereof or through the act default or neglect of the Tenant his servants agents licensees or customers. The Tenant shall effect adequate insurance cover in respect of such risks and third party/public liability risks with a reputable insurance company to the satisfaction of the Landlord. The policy or policies of such insurance shall be endorsed to show the Landlord as registered owner of the said premises and shall be in an amount of not less than DOLLARS TEN MILLION (HK.$10,000,000.00) Hong Kong Currency and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce and make available to the Landlord, as and when so required by the Landlord, such policy of insurance together with the receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

(d)	To permit the Landlord and/or all persons authorized by it with or without appliances at all reasonable times and upon prior notice to the Tenant (except in case of emergency) to enter and view the state of the said premises to take inventories of the Landlord’s fixtures and fittings therein to carry out any work or repairs which require to be done and during the last three months of the said term to show the said premises to prospective tenants or purchasers.

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(e)	To keep at the expense of the Tenant the lavatories and water apparatus when used exclusively by the Tenant, its agents, assistants, employees, staff, clerks, contractors, workmen, servants, licensees, invitees, guests, customers or visitors in a good, clean and tenantable state and in proper repair and condition (fair wear and tear excepted) at all times during the said term to the satisfaction of the Landlord and in accordance with the regulations of the Public Health or all other relevant Governmental or other competent authorities and bodies concerned and not to install any form of lock in addition to those locks installed.

(f)	On receipt of any notice from the Landlord or its authorized representatives specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder forthwith to put in band and execute the same with all possible dispatch and without any delay. Provided that if, the Tenant shall fail to carry out such repairs within 15 days after receipt of such notice and to the satisfaction of the Landlord the Landlord may enter the said premises with workmen and appliances and materials and carry out the work itself and the reasonable costs and expenses of the same shall be repayable by the Tenant to the Landlord on demand.

(g)	(1)	Not to injure cut or maim or permit to be injured cut or maimed any of the walls or partitions or any other part of the said premises nor except with the prior written consent of the Landlord to make or permit to be made any alteration in or addition to the said premises or any of the fixtures fittings or installations therein and

(A)	forthwith at the request of the Landlord and at the cost and expenses of the Tenant to make good any such wall partition or other part injured cut or maimed,

(B)	forthwith at the request of the Landlord and at the cost and expenses of the Tenant to demolish and remove any alteration or addition made in breach of this Agreement and restore the said premises to their previous condition to the satisfaction of the Landlord;

(2)	If the Tenant shall make any addition or alteration to the said premises with the prior written consent of the Landlord then at the expiration or sooner determination of the tenancy the Tenant will if so required by the Landlord at the Tenant’s own cost reinstate and make good to the satisfaction of the Landlord the said premises and restore the same to the condition plan and design as if such addition or alteration (or such of them as may be specified by the Landlord) had not been made.

(h)	Not without the prior written consent of the Landlord to assign underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons or corporation not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or patting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord. Without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

(i)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

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(ii)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii)	In the case of a tenant which is an individual trading as a sole proprietor the resignation, retirement, taking in of one or more new partners or otherwise.

(iv)	In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger or voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(v)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

(vi)	The change of the Tenant’s business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

(i)	Not to carry on or cause or permit or suffer to be carried on in the said premises or any part thereof any offensive noisy or dangerous trade or business nor to produce or permit or suffer to be produced any noise or music (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be a nuisance or annoyance to occupiers of other premises in the said building or in the neighbourhood.

(j)	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring building.

(k)	Not to do or permit or suffer to be done any act deed matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the said building is held from the Government or whereby any insurance of the said building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided That if as the result of any act deed matter or thing done permitted or suffered by the Tenant the premium on any such insurance shall be increased the Landlord shall be entitled at its option either to terminate this Agreement or to continue the same upon payment by the Tenant of the increase premium and upon such other terms and conditions as the Landlord may at its discretion think fit to impose.

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(l)	Not to keep or store or permit or suffer to be kept or stored on or in the said premises or any part thereof any arms ammunition gunpowder saltpeter kerosene or other explosive or combustible or hazardous goods.

(m)	Not to use or permit or suffer the said premises or any part thereof to be used for any unlawful or illegal or immoral purposes.

(n)	Not without the previous written consent of the Landlord (consent shall not be unreasonably withheld) to affix or exhibit or display any sign signboard name-plate advertisement or other device whether illuminated or not upon the said premises or the said building or any part thereof save and except in such space as the Landlord shall designate and approve for such purpose and in such design and standard of workmanship approved by the Landlord and except with the written approval of the Landlord not to affix or exhibit or put up or display any signboard sign decorations or other thing whatsoever outside the said premises or any door wall pier or window who shall have absolute discretion in granting or refusing such approval and any approval to be granted may be subject to such conditions as the Landlord may think fit (all consents or approval shall not be unreasonably withheld). If the Tenant carries on business under a name other than his own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Sub-clause (h) of this Clause 2 has taken place or is about to take place. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard sign decoration or thing which shall be affixed· . exhibited put up or displayed without the prior written approval of the Landlord (approval shall not be unreasonably withheld). The Tenant shall obtain approval from the Manager/Management Office of the said building or other co-owners’ consent if so required by the Deed of Mutual Covenant of the said building or otherwise and also approval by all relevant Governmental or other competent authorities and bodies if required by laws and regulations of Hong Kong. The Tenant shall be responsible for all costs and expenses for the installation, construction, maintenance, repair and demolition of such signboards sign decorations and things and shall also be responsible for any loss damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of such signboards sign decorations and. things and any of the installations attached thereto and to make good the same by payment or otherwise and to indemnify the Landlord against all actions proceedings claims and demands made against or upon the Landlord. At the expiration or sooner determination of this Agreement, the Tenant shall forthwith at its own costs and expenses remove and demolish all such signboards sign decorations or things and any installation attached thereto and make good all damages caused by such removal or demolition.

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(o)	To fit out the interior of the said premises and to provide entrance ways or shop-fronts in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord (approval shall not be unreasonably withheld) in a good and proper workmanlike fashion using good quality materials in all respects and shall only permit such fitting works to be commenced or carried out in compliance with the regulations and requirements of all relevant Governmental or other competent authorities and bodies and so to maintain the same throughout the said term in good condition and repair to the satisfaction of the Landlord. In carrying out any approved work hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to co-operate fully with the Landlord and all servants agents and workmen of the Landlord and with other occupiers or tenants or contractors carrying out any work in the said building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord or its servants or agents or authorized representatives in connection with the carrying out of such work.

(p)	Not to encumber or obstruct or permit to be encumbered or obstructed with any boxes packaging or obstruction of any kind or nature or any substances which may result or emit odour or unpleasant smell at or in or on any of the entrances staircases landings passages lifts (if any) lobbies or other parts of the said building in common use and not to leave or permit to be left any rubbish or any article or thing or substances that may emit odour or unpleasant smell in any part of the said building not in the exclusive use of the Tenant and the Landlord shall be entitled without notice and at the Tenant’s expense to remove and dispose of as it sees fit any such rubbish or other article or thing or substance and the Landlord shall not thereby incur any Liability to the Tenant or any other person whomsoever and the Tenant shall indemnify the Landlord against all losses claims damages or expenses of and against the Landlord in respect thereof.

(q)	To obey and comply with and to indemnify the Landlord against the breach of all ordinances regulations by-laws rules and requirements of any Governmental or other competent authority and body relating to the use and the carrying on the business for the time being carried on by the Tenant on the said premises or any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant or any employee agent or licensee of the Tenant.

(r)	To obey observe and comply with and perform all the covenants terms and provisions in the Government Lease and in the Deed of Mutual Covenant and Management Agreement (if any) and the House Rules (if any) or otherwise relating to the said building so far as they relate to the said premises and to indemnify the Landlord against the breach non-observance or non-performance thereof.

(s)	To pay to the Landlord on demand all reasonable costs incurred by the Landlord in cleansing or clearing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent servant visitor guest invitee licensee or contractor of the Tenant or in cleansing and/or removing any odour or unpleasant smell emitted by substance left by or permitted to be left at any parts of the said building.

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(t)	To pay and discharge all taxes assessments duties charges impositions and outgoings of a recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (Rates, Government rent and Property Tax excepted).

(u)	To pay and discharge all charges in respect of electricity, water, telex machines, telephones and other outgoings as may be shown by the separate meter or meters installed upon the said premises or by accounts rendered to the Tenant. The Tenant shall also be responsible for removal of rubbish or garbage in respect of the said premises and to pay the charges therefor.

(v)	To pay and discharge all deposits for the supply of electricity, water and other utility facilities supplied to the said premises.

(w)	The Landlord shall have the right without prejudice to any other right or remedy hereunder to charge interest at the rate of two per cent (2%) per calendar month in respect of any payments to be made by the Tenant under Sub-clauses (a), (t) and (u) of this Clause 2 as shall be more than fourteen (14) days in arrears and such interest shall be payable from the date upon which such payment in arrears fell due and not fourteen (14) days thereafter.

(x)	To take all reasonable precautions to protect the interior of the said premises against damage by fire, flood, bursting of pipes, storm or typhoon or the like and to make good at the Tenant’s expense any such damage as may be caused and to indemnify the Landlord fully against all claims demands actions and legal proceedings whatsoever that may be made upon the Landlord by any person in respect of any such damage.

(y)	To pay to or reimburse the Landlord for all cost of replacing any broken window and/or broken glass including window glass or shopfront glass in or upon the said premises whether the same be broken or damaged by the negligence of the Tenant or owing to the circumstances beyond the control of the Tenant.

(z)	To at the Tenant’s own costs and expenses keep the said premises including all windows lights shopfront glass at all times in a clean and sanitary state and condition.

(aa)	To ensure that the said premises do not become infested with insects or vermin. In the event of the said premises becoming so infested the Tenant shall pay the cost of extermination as arranged or approved by the Landlord, and the selected exterminators shall be given full access to the said premises for this purpose.

(ab)	To use the said premises for lawful business purpose only and for such user as rnore particularly mentioned in the Fowth Schedule hereto. It is hereby expressly declared and acknowledged that at no time the Landlord has given any representation or warranty as to the fitness of the specific purpose or purposes for which the said premises are let to the Tenant pursuant hereto and the Tenant shall be responsible for at his own costs and expenses making the applications to the relevant authorities including Government authorities or institutes for the requisite licences or permissions for carrying on the business of the Tenant at the said premises and to comply with all relevant rules and regulations governing the same and the Tenant shall fully indemnify the Landlord and keep the Landlord indemnified against all claims, demands, proceedings, actions and legal proceedings arising out of such unauthorized or unlicensed business of the Tenant and/or non-compliance with any such relevant rules and regulations. In the event of intervention by such authorities or institutes of the specific user of the said premises by the Tenant, the Tenant shall forthwith rectify the same in accordance with and/or comply with the order or demand made by such authorities or institutes provided always that such intervention shall not frustrate this Agreement or entitle the Tenant to claim against the Landlord for any losses or damages arising therefrom and/or terminate this Agreement.

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(ac)	Not to use the said premises or any part thereof as sleeping quarters or as domestic premises or to allow any person to remain on the said premises overnight unless with the Landlord’s prior written consent.

(ad)	To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof any Regulations made thereunder all the electricity wiring installations and fittings within the said premises and the wiring from the Tenant’s meter or meters to and within the same.

(ae)	Where any plant machinery or equipment for cooling heating or circulating air is installed in or about the said premises (whether by the Landlord or the Tenant) the Tenant will to the extent of the Tenant’s control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such air-conditioning plant within the said premises as the Landlord may reasonably determine.

(af)	To be responsible for the removal of refuse and garbage from the said premises to such location as shall be specified by the Landlord or the Manager/Management Office of the said building from time to time and use only that type of refuse container as is specified by the Landlord or the Manager/Management Office of the said building from time to time. 1n the event of the Landlord or the Manager/Management Office of the said building providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided shall be at the sole cost of the Tenant.

(ag)	To load and unload goods only at such times and through such entrances and by such service lifts (if any) as shall be designated by the Landlord or the Manager/Management Office of the said building for this purpose from time to time.

(ah)	To pay to or reimburse to the Landlord the reasonable costs of any damage caused to any part of the common parts services and facilities of the said building occasioned by the Tenant his licensees employees agents or contractors or any other person claiming through or under the Tenant.

(ai)	To be Liable for any act default negligence or omission of the Tenant’s agents, assistants, staff, clerks, workmen, servants, contractors, employees, customers, invitees, guests, visitors or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

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(aj)	To pay to the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant’s name to the directory boards at the said building (if any).

(ak)	(i)	Not without the previous written consent of the Landlord (consent shall not be unreasonably withheld) to erect install or alter any fixtures partitioning or other erection or installation in the said premises or to make suffer or permit to be made any alterations or additions to the electrical wiring installation air-conditioning ducting (if any) and lighting fixtures or any part thereof nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes, and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

	(ii)	In carrying out any approved work hereunder the Tenant its servants agents contractors and workmen shall obey and comply with all reasonable instructions and directions which may be given by the Landlord or other authorized representative in connection with the carrying out of such work.

	(iii)	Any fees or expenses reasonably incurred by the Landlord in connection with the giving of consents hereunder shall be borne by the Tenant.

(al)	Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the said premises or any part thereof.

(am)	Not to use the said premises or any part thereof as a factory or for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock or materials reasonably required in connection with the Tenant’s business carried on therein.

(an)	Not to permit or allow any food or food containers to be brought onto or removed from the said premises except by way of service entrances service exits (if any) or as may be directed by the Landlord or the Manager/Management Office from time to time and at such times as the Landlord or the Manager/Management Office shall direct.

(ao)	To observe and comply with the regulations or requirements stated in notices or announcements from time to time made or issued by the Manager/Management Office of the said building for the safety maintenance and management of the said building including the time and arrangement for operating the equipment, lighting and the use of the entrance passage ways and lifts (if any).

(ap)	At the expiration or sooner determination of this tenancy to deliver up to the Landlord vacant possession of the said premises and the Landlord’s fixtures and fittings in such good clean and tenantable repair condition together with all keys leading to all parts of the said premises Provided That the Tenant shall repair and make good all damages or defects which may be done to or caused to the said premises or the said building during the course of removal of the Tenant’s own fixtures, fittings and decorations.

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Notwithstanding any other provisions of this Agreement, if there is any conflict between the parties in respect of delivery of the said premises upon expiration or sooner determination of this tenancy, Clause 14(i) shall prevail.

3. The Landlord hereby agrees with the Tenant as follows :-

(a)	To pay the Rates, Government rent, management fees and Property Tax attributable to or payable in respect of the said premises.

(b)	That the Tenant paying the rent hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord.

(c)	Without prejudice to the generality of the foregoing, to maintain and keep the main structure of the said premises in proper and tenantable repair and condition Provided That the Landlord shall not incur any liability under this Sub-clause (c) unless and until written notice of any defect or want of repair has been given to the Landlord by the Tenant and the Landlord has failed to take reasonable steps to repair or make good the same after the lapse of a reasonable period of time.

4. IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED as follows:-

(a)	If the rent hereby agreed to be paid or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed (to which the Tenant fails to rectify within reasonable period) or if the Tenant shall become bankrupt or being a corporation shall go into liquidation (save the voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the said agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed. All reasonable costs and expenses incurred by the Landlord (which shall be calculated on a solicitor-and-own-client basis) in demanding payment of the rent and other charges arising out of this Clause and enforcing any of the terms of this Agreement shall be paid by the Tenant and shall be recoverable from him as a debt or be deductable by the Landlord from any deposit held by the Landlord hereunder.

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(b)	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

(c)	Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance of the said agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed.

(d)	Save and except negligence on the part of the Landlord, its agents or contractors, the Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from anywhere within the said building and the Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss damages or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from the said premises owing to the neglect or default of the Tenant his servants agents or licensees or to the defective or damaged condition of the interior of the said premises for which the Tenant is responsible hereunder and against all cost and expenses incurred by the Landlord in respect of any such claim or demand.

(e)	For the purpose of these presents any act default neglect or omission of any guest visitor servant agent licensee assistant employee staff clerk contractor workman customer or invitee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

(f)	For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner herein provided for payment thereof.

(g)	The Tenant shall deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the said term notwithstanding any rule of law or equity to the contrary.

(h)	Any notice required to be served hereunder shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by registered post to or delivered at the said premises or the Tenant’s last known place of business or residence in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by registered post to or delivered at the Landlord's last known place of business or residence in Hong Kong.

(i)	The Tenant hereby expressly declares that for the grant of the said term no key money or other premium or consideration money has been paid to the Landlord or to any person.

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(j)	If the said premises or the said building or any part thereof shall at any time during the tenancy be inaccessible or so destroyed or damaged owing to fire storm wind typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to any failure or default of the Tenant, or its servants, employees, agents, visitors or licensees so as to render the said premises unfit for use or if at any time during the continuance of this tenancy the said premises or said building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the said premises or the said building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the said premises or said building shall again be rendered accessible or fit for use as the case may be Provided Always that the Landlord shall not be required to reinstate the said premises And Provided that should the said premises or said building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after two months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and void as from the date of the occurrence of such destruction or_damage or order or of the said premises becoming inaccessible but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

(k)	The Landlord shall not be in any circumstances be liable to the Tenant or any other whomsoever:-

(i)	In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of (if any) the lifts, escalators and air conditioning system, condenser water supply system electric power and water supplies, or any other service provided in the said building, or

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(ii)	For the security or safekeeping of the said premises or any contents therein and the responsibility for the safety of the said premises and the contents therein shall at all times rest with the Tenant, nor shall the rent and other charges paid hereunder or any part thereof abate or cease to be payable on account of any of the foregoing.

(l)	(i)	The Tenant shall on or before the signing hereof pay a deposit to the Landlord in the sum of HONG KONG DOLLARS NINETY THOUSAND (HK$90,000.00) (hereinafter referred to as “the Deposit”) which is equivalent to the amount of three months’ rent.

	(ii)	The Deposit shall be for the security of the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed. The Deposit shall be retained by the Landlord throughout the said term free of any interest or compensation to the Tenant with power for the Landlord without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any reasonable costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any such agreements stipulations terms or conditions and all interest accrued on those payments in at Tears payable pursuant to Clause 2(w) hereof. In the event of any such reasonable deduction from the Deposit, the Tenant shall forthwith upon demand or request by the Landlord pay such sum or sums as equivalent to such deduction(s) to the Landlord so as to maintain with the Landlord throughout the term of tenancy created hereunder a total amount of the Deposit. If the Tenant shall within fourteen (14) days upon the written demand or request for the payment of the deducted sum(s) fail to pay the same in full to the Landlord, the Landlord shall be entitled to forthwith forfeit absolutely the balance of the Deposit and to re-enter on the said premises whereupon this Agreement shall be terminated but such forfeiture of Deposit and re-entry shall be without prejudice to the Landlord’s right to damages against the Tenant for breach or any other antecedent breach of this Agreement. Subject as aforesaid the Deposit or any balance thereof shall be refunded to, the Tenant by the Landlord without interest or compensation within 30 days after the expiration or sooner determination of this Agreement and the delivery of vacant possession of the said premises to the Landlord Provided That the Tenant shall have produced all receipts showing payment and settlement of all charges fees and moneys which are payable by the Tenant hereunder in respect of the said premises or within 14 days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non performance of any of the said agreements stipulations terms and conditions and on the part of the Tenant to be observed and performed whichever date is the later.

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(m)	During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

5. Without prejudice to any of the foregoing provisions, the Tenant shall not erect install or construct or cause or permit to be erected installed or constructed any structures or partitions at the said premises or any part thereof which have not been approved or authorized by the Landlord and relevant Governmental or other competent authorities or bodies. If it shall be discovered that any such unauthorized or illegal structures exist at the said premises or any part thereof, the Tenant shall at the Tenant's costs and expenses within fourteen (14) days upon demand by the Landlord or the relevant Governmental or other competent authorities or bodies remove rectify or regularize the same to the satisfaction of the Landlord and such relevant Governmental or other competent authorities or bodies and make good all damages done to the said premises during such removal rectification or regularization and the Tenant hereby undertakes to indemnify the Landlord and keep the Landlord and its successors in title and assigns indemnified against all demands claims proceedings and suits arising from or in connection with such unauthorized or illegal structures and also all damages loss and injuries incurred as a result thereof. Where the Tenant shall fail to within the said period of fourteen (14) days remove such unauthorized or illegal structures in the manner as aforesaid, the Landlord shall be entitled and the Tenant hereby expressly authorizes the Landlord and/or its authorized person(s) to at any time enter upon the said premises without notice to the Tenant to remove rectify or regularize the same and all costs and expenses (on a full indemnity basis) incurred in the Landlord's exercise of such power of re-entry hereunder shall be borne and paid by the Tenant absolutely. It is hereby declared that the Landlord's exercise of its right of re-entry pursuant to this provision shall be without prejudice to the Landlord’s right to terminate this Agreement and to claim damages against the Tenant for breach hereof.

6. The Tenant shall in its name and at its own costs and expenses apply for and install the electricity supply meter, water supply meter and telephone services in respect of the said premises and shall comply with the requirements of the relevant utilities companies and shall pay any deposits required by the said relevant utilities companies.

7. The Tenant hereby agrees that if during the term of the tenancy created hereunder the Manager/Management Office/The Incorporated Owners of the said building or any Governmental or other competent authorities or bodies require to enter the said premises or any part thereof to carry out or conduct any repairs, maintenance, demolition or installation works to the said premises or to the common facilities of the said building including but not limited to the drains, pipes or fire prevention installations or require the Landlord to carry out any such works, the Tenant shall allow all persons or workmen authorised by the Manager/Management Office/The Incorporated Owners of the said building or of the said Governmental or other competent authorities or bodies or of the Landlord with or without appliances and materials to enter the said premises or any part thereof to carry out such works and the Tenant shall not do anything which may obstruct or impede the carrying out of such works or claim against the Landlord for any loss or damage suffered as a result of the carrying out of such works.

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8. The Tenant hereby confirms that it has inspected the said premises prior to the signing hereof and shall take the said premises on an “as is” basis.

9. Each party shall pay its own costs and expenses of and incidental to the preparation completion and execution of this Agreement. All stamp duty and registration fee (if any) payable on this Agreement and its counterpart shall be borne and paid by the parties hereto in equal shares.

10. This Agreement shall supersede all previous agreement, contract, understanding, document or correspondence between the parties hereto whether implied or expressed verbal or written relating to the tenancy of the said premises and the parties hereto acknowledge that no claim or demand shall arise in respect of any such previous agreement, contract, understanding, document or correspondence so superseded by this Agreement. No warranties or representation express or implied are or have been made or given by the Landlord or by anybody on its behalf relating to the said premises prior to the signing hereof and if such warranties or representations express or implied has or have been made the same is or are withdrawn or deemed to have been withdrawn or waived immediately before the parties entered into this Agreement.

11. It is hereby declared that unless the context otherwise requires words herein importing the masculine feminine or neuter gender shall include the others of them and words herein in the singular· shall include the plural and vice versa and where two or more persons are included under the designation “the Landlord” or “the Tenant” the covenants and agreements by the Landlord or the Tenant (as the case may be) shall notwithstanding any provision to the contrary be deemed to be made by such persons jointly and severally.

12. Notwithstanding any other provisions of this Agreement, a person who is not a party to this Agreement shall not have any right Wider the Contracts (Rights of Third Parties) Ordinance to enforce any provisions of this Agreement.

13. The parties hereto further agree that they shall respectively be bound by the special conditions set out below :

(a)

(b)

(c) During the three months immediately preceding the expiration of the term hereby created the Landlord shall have the right upon reasonable prior notice to bring potential tenant(s) to inspect the Premise and to make measurements.

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THE FIRST SCHEDULE ABOVE REFERRED TO

NAMES ADDRESSES AND DESCRIPTION OF PARTIES HERETO

LANDLORD	:	EIFFEL PIERRE COMPANY LIMITED ( ) (Business Registration No.07975933) whose registered office is situate at Flat A-2, 9th Floor, Block A, Hong Kong Industrial Centre, 489-491 Castle Peak Road, Kowloon, Hong Kong.

TENANT	:	MAN PONG JEWELLERY LIMITED ( ) (Business Registration No.52256049) whose registered office is situate at Flat 16, 7th Floor, Hewlett Centre, 54 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

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THE SECOND SCHEDULE ABOVE REFERRED TO

PREMISES	:	ALL THAT SHOP NO. 26 on GROUND FLOOR of YUE MAN CENTRE, Nos.300 & 302 Ngau Tau Kok Road, Kowloon, Hong Kong erected on Kun Tong Inland Lot No. I 15.

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THE THIRD SCHEDULE ABOVE REFERRED TO

TERM	:	THREE (3) YEARS commencing on the lst day of August 2023 and expiring on the 31st day of July 2026 (both days inclusive).

RENT	:	HONG KONG DOLLARS THIRTY THOUSAND (HK.$30,000.00) per calendar month payable monthly in advance on the lst day of each and every calendar month (inclusive of rates, Government rent, air-conditioning fee and management fees but exclusive of all other outgoings and utilities charges) without any deduction and/or set off whatsoever.

THE FOURTH SCHEDULE ABOVE REFERRED TO

USER	:	For Jewellery retail business only.

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AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by /s/ Wong Chun Man	)
Director _______________________________________	)
)
)
For and on behalf of	)
)
Landlord in the presence of /whose	)
)
signature is verified by :-)

SIGNED by	)
)
/s/ SZE SAU LAN	)
)
For and on behalf of	)
)
Tenant in the presence of:-)

/s/ LAM CHIU YEE
Name of Witness : LAM CHIU YEE
HKID No. of Witness : K161809(1)

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RECEIVED on or before the day and year	)
)
first above written of and from the Tenant the sum of	)
)
DOLLARS NINETY THOUSAND Hong Kong	)	HK$90,000.00
)
Currency being the Deposit above expressed to be paid	)
)
by the Tenant to the Landlord.	)

The Landlord

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Dated the 7th day of August 2023

EIFFEL PIERRE COMPANY LIMITED

AND

MAN PONG JEWELLERY LIMITED

*******************************************

TENANCY AGREEMENT

of

All That Shop No.26 on Ground Floor of Yue Man Centre,

Nos.300 & 302 Ngau Tau Kok Road, Kowloon

*******************************************

KING AND COMPANY

SOLICITORS & NOTARIES

8th Floor, Asia Standard Tower,

59-65 Queen’s Road, Central Hong Kong

Ref. : SC/66942/23